Exhibit 3.1

CORPORATE PROPERTY ASSOCIATES 17 – GLOBAL INCORPORATED

ARTICLES OF AMENDMENT

Corporate Property Associates 17 – Global Incorporated, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The charter of the Corporation (the “Charter”) is hereby amended by replacing in its entirety the definition of “Roll-Up Transaction” in Article IV with the following:

“Roll-Up Transaction. The term “Roll-Up Transaction” shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity to the Stockholders. Such term does not include:

(a)                     a transaction involving securities of an entity that have been for at least twelve months listed on a national securities exchange or traded through Nasdaq’s National Market System; or

(b)                     a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i)                         Stockholders’ voting rights;

(ii)                      the term of existence of the Corporation;

(iii)                   Sponsor or Advisor compensation; or

(iv)                  the Corporation’s investment objectives.”

SECOND:  The amendment to the Charter as set forth above has been approved by the board of directors and the stockholders of the Corporation as required by law.

The undersigned acknowledges that these Articles of Amendment are the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Financial Officer and attested by its Assistant Secretary on this 30th day of October, 2018.

ATTEST:	CORPORATE PROPERTY ASSOCIATES 17 – GLOBAL INCORPORATED

/s/ James Fitzgerald	/s/ Mallika Sinha
Name: James Fitzgerald	Name: Mallika Sinha
Title: Assistant Secretary	Title: Chief Financial Officer